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WaMu Mortgage Pass-Through Certificates

Series 2007-HY2 Marketing Materials

Hybrid ARMS

$[1,568,627,100]

(Approximate, Subject to +/- 10% Variance)

WaMu Asset Acceptance Corp.

Depositor

Washington Mutual Bank

Sponsor and Servicer

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus we will provide you. You may obtain a copy of the prospectus and the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS FEBRUARY 1, 2007.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Preliminary Term Sheet

Date Prepared: Jan. [25], 2007

Publicly Offered Certificates

WaMu Mortgage Pass-Through Certificates, Series 2007-HY2

$[1,568,627,100]

(Approximate, Subject to +/- 10% Variance)

5/1 and 7/1 Hybrid, Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Amount (Approx.) (2)	WAL (Yrs) To Wtd Avg CPB/Mat (3)	Pmt Window (Mths) To Wtd Avg CPB/Mat (3)	Interest Rate Type	Tranche Type	Expected Ratings S&P and Fitch
1-A1	$ 1,004,317,000	2.42/3.34	1-57/1-357	Variable (4)	Senior	AAA/ AAA
1-A2	$ 52,859,000	2.42/3.34	1-57/1-357	Variable (4)	Senior/Mezzanine	AAA/AAA
2-A1	$ 96,929,000	2.47/3.34	1-57/1-356	Variable (5)	Senior	AAA/AAA
2-A2	$ 145,394,000	2.47/3.34	1-57/1-356	Variable (6)	Senior	AAA/AAA
2-A3	$ 12,754,000	2.47/3.34	1-57/1-356	Variable (7)	Senior/Mezzanine	AAA/AAA
3-A1	$ 189,673,000	2.84/3.37	1-78/1-354	Variable (8)	Senior	AAA/AAA
3-A2	$ 8,937,000	2.84/3.37	1-78/1-354	Variable (8)	Senior/Mezzanine	AAA/AAA
R	$ 100			---	Senior/Residual	AAA/AAA

L-B-1	$ 27,629,000	3.97/6.10	1-57/1-357	Variable (9)	Subordinate	AA/AA
L-B-2	$ 13,813,000	3.97/6.10	1-57/1-357	Variable (9)	Subordinate	A/ A
L-B-3	$ 9,669,000	3.97/6.10	1-57/1-357	Variable (9)	Subordinate	BBB/BBB
3-B-1	$ 3,535,000	4.98/6.14	1-78/1-354	Variable (10)	Subordinate	AA/AA
3-B-2	$ 1,871,000	4.98/6.14	1-78/1-354	Variable (10)	Subordinate	A/ A
3-B-3	$ 1,247,000	4.98/6.14	1-78/1-354	Variable (10)	Subordinate	BBB/BBB
L-B-4	$ 7,597,000	Privately Offered Certificates		Variable (9)	Subordinate	BB/BB
L-B-5	$ 6,215,000			Variable (9)	Subordinate	B/NR
L-B-6	$ 4,145,804			Variable (9)	Subordinate	NR/NR
3-B-4	$ 1,143,000			Variable (10)	Subordinate	BB/BB
3-B-5	$ 935,000			Variable (10)	Subordinate	B/B
3-B-6	$ 627,603			Variable (10)	Subordinate	NR/NR

Total:

$ 1,589,290,507

(1)     Distributions on the Class 1-A1 and Class 1-A2 Certificates will be derived primarily from a pool of 5/1 adjustable rate Mortgage Loans with a Gross Mortgage Rate (as defined herein) less than or equal to 6.70% (the “Group 1 Mortgage Loans”).  Distributions on the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates will be derived primarily from a pool of 5/1 adjustable rate Mortgage Loans with a Gross Mortgage Rate greater than 6.70% (the “Group 2 Mortgage Loans”).  Distributions on the Class 3-A1 and Class 3-A2 Certificates will be derived primarily from a pool of 7/1 adjustable rate Mortgage Loans (the “Group 3 Mortgage Loans”).  Distributions on the Group L-B Certificates (as defined herein) will be derived from the Group 1 and Group 2 Mortgage Loans.  Distributions on the Group 3-B Certificates (as defined herein) will be derived from the Group 3 Mortgage Loans.  Distributions on the Class R Certificates will be derived from the Group 1 Mortgage Loans.

(2)     Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(3)     WAL and Payment Window for the Class A and the Subordinate Offered Certificates (each as defined herein) are shown to a pricing prepayment speed to the reset date (CPB) (as described herein) and to Maturity.

(4)     For each Distribution Date, the Class 1-A1 and Class 1-A2 Certificates will have an interest rate equal to the Loan Group 1 Weighted Average Pass-Through Rate (as defined herein).

(5)     For each Distribution Date in or before June 2011, the Class 2-A1 Certificates will have an interest rate equal to the Loan Group 2 Weighted Average Pass-Through Rate (as defined herein) plus 0.12%. For each Distribution Date after June 2011, the Class 2-A1 Certificates will have an interest rate equal to the Loan Group 2 Weighted Average Pass-Through Rate.

(6)     For each Distribution Date in or before June 2011, the Class 2-A2 Certificates will have an interest rate equal to the Loan Group 2 Weighted Average Pass-Through Rate minus 0.08%. For each Distribution Date after June 2011, the Class 2-A2 Certificates will have an interest rate equal to the Loan Group 2 Weighted Average Pass-Through Rate.

(7)     For each Distribution Date, the Class 2-A3 Certificates will have an interest rate equal to the Loan Group 2 Weighted Average Pass-Through Rate.

(8)     For each Distribution Date, the Class 3-A1 and Class 3-A2 Certificates will have an interest rate equal to the Loan Group 3 Weighted Average Pass-Through Rate (as defined herein).

(9)     For each Distribution Date, the Group L-B Certificates will have an interest rate equal to the Group L-B Weighted Average Pass-Through Rate (as defined herein).

(10)  For each Distribution Date, the Group 3-B Certificates will have an interest rate equal to the Loan Group 3 Weighted Average Pass-Through Rate.

Transaction Summary:

Issuing Entity:    WaMu Mortgage Pass-Through Certificates Series 2007-HY2 Trust (the "Trust')

Depositor:  WaMu Asset Acceptance Corp. (“WAAC”).

Sponsor and Servicer:  Washington Mutual Bank (“WMB”).

Lead Manager:    WaMu Capital Corp.

Trustee:  LaSalle Bank

Rating Agencies:  It is anticipated that the Senior Certificates will be rated by Standard & Poor’s and Fitch. The Subordinate Certificates other than the Class 3-B-6 and Class L-B-6 Certificates will be rated by only one rating agency.  The Class 3-B-6 and Class L-B-6 Certificates will not be rated.  It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:  February 1, 2007.

Expected Pricing Date:  On or about January [24], 2007.

Closing Date:  On or about February [15], 2007.

Distribution Date:  The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in March 2007.

Servicing Fee:  [0.375]% per annum of the principal balance of each of the Group 1 Mortgage Loans.

  [0.375]% per annum of the principal balance of each of the Group 2 Mortgage Loans.

  [0.375]% per annum of the principal balance of each of the Group 3 Mortgage Loans.

Certificates:  The “Senior Certificates” will consist of (i) the Class1-A1 and Class 1-A2 Certificates (the "Group 1-A Certificates"), Class 2-A1, Class 2-A2 and Class 2-A3 Certificates (the "Group 2-A Certificates"), Class3-A1 and  Class 3-A2 Certificates (the "Group 3-A Certificates" and together with the Group 1-A and Group 2-A Certificates, the “Class A Certificates”) and (ii) the Class R Certificates. The “Group L-B Senior Subordinate Certificates” will consist of the Class L-B-1, Class L-B-2 and Class L-B-3 Certificates. The “Group L-B Junior Subordinate Certificates” will consist of the Class L-B-4, Class L-B-5 and Class L-B-6 Certificates. The Group L-B Senior Subordinate Certificates and Group L-B Junior Subordinate Certificates are collectively known as the “Group L-B Certificates”. The “Group 3-B Senior Subordinate Certificates” will consist of the Class 3-B-1, Class 3-B-2, Class 3-B-3 Certificates. The “Group 3-B Junior Subordinate Certificates” will consist of the Class 3-B-4, Class 3-B-5 and Class 3-B-6, Certificates. The Group 3-B Senior Subordinate Certificates and Group 3-B Junior Subordinate Certificates are collectively known as the “Group 3-B Certificates”. The Group L-B Certificates and the Group 3-B Certificates are collectively known as the “Subordinate Certificates”. The “Subordinate Offered Certificates” will consist of the Group L-B Senior Certificates and Group 3-B Senior Certificates. The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.”  The Senior and Subordinate Offered Certificates (collectively, the “Offered Certificates”) are being offered hereby.

Accrued Interest:  The Offered Certificates settle with accrued interest.  The price to be paid by investors for the Offered Certificates will include accrued interest from the Cut-off Date up to, but not including, the Closing Date ([14] days).

Interest Accrual Period:  The interest accrual period with respect to the Offered Certificates for a given Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 basis).

Registration:  The Offered Certificates will be made available in book-entry form through DTC.  It is anticipated that the Offered Certificates will also be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Treatment:  It is anticipated that the Offered Certificates will be treated as REMIC regular interests for federal tax income purposes.  The Class R Certificates will be treated as a REMIC residual interest for tax purposes.

ERISA Eligibility:  The Offered Certificates (other than the Class R Certificates) are expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts.  Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.  The Class R Certificates are not expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts.

SMMEA Treatment:  The Class A, Class L-B-1 and 3-B-1 Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). The Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:  When the aggregate principal balance of the Mortgage Loans in loan group 1 and loan group 2 has been reduced to less than 10% of that balance as of February 1, 2007, the servicer may purchase all of the Mortgage Loans in loan group 1 and loan group 2 and separately when the aggregate principal balance of the Mortgage Loans in loan group 3 has been reduced to less than 10% of that balance as of February 1, 2007, the servicer may purchase all of the Mortgage Loans in loan group 3 (each, an “Optional Call Date”).

Pricing Prepayment Speed:  The Offered Certificates will be priced to a prepayment speed of 25% CPB.

Compensating Interest:  Compensating interest paid by the servicer with respect to each loan group will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group, any reinvestment income realized by the servicer relating to payoffs on the Mortgage Loans in that loan group made during the prepayment period, and interest payments on the payoffs in that loan group received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group.

Mortgage Loans:  As of February 1, 2007, the aggregate principal balance of the Mortgage Loans described herein is approximately $[1,589,290,508] (the “Mortgage Loans”). The Mortgage Loans are non-convertible, adjustable rate One Year CMT and LIBOR indexed Mortgage Loans with initial rate adjustments occurring approximately 60 months or 84 months after the date of origination of each mortgage loan (“5/1 ARM” and “7/1 ARM” respectively).  None of the Mortgage Loans will be “Buydown Loans,” which are Mortgage Loans for which scheduled payments of principal and/or interest have been subsidized for a period of time through a fund provided by the originator or another person at the time of origination. The Mortgage Loans are secured by first liens on one- to four-family residential properties, or shares of cooperative units.

5/1 ARM or Group 1 Mortgage Loans

As of February 1, 2007, the aggregate principal balance of the Group 1 Mortgage Loans described herein is approximately $[1,112,819,161]. Each Group 1 Mortgage Loan has an original term to maturity of [30] years. As of the Cut-off Date, approximately [99.05]% of the Group 1 Mortgage Loans are scheduled to pay only interest for the first 5 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [25] year term. See the attached collateral descriptions for more information.

Modified Loans among Group 1 Mortgage Loans

Certain Group 1 Mortgage Loans have had their original note interest rate changed on a modification date and their initial fixed rate period reset to 5 years from such modification date under a customer retention program sponsored by Washington Mutual Bank (the “Modified Group 1 Loans”). As of February 1, 2007, the aggregate principal balance of the Modified Group 1 Loans described herein is approximately $[90,348,597].  See the attached collateral descriptions for more information.

5/1 ARM or Group 2 Mortgage Loans

As of February 1, 2007, the aggregate principal balance of the Group 2 Mortgage Loans described herein is approximately $[268,502,744]. Each Group 2 Mortgage Loan has an original term to maturity of [30] years. As of the Cut-off Date, approximately [99.81]% of the Group 2 Mortgage Loans are scheduled to pay only interest for the first 5 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [25] year term. See the attached collateral descriptions for more information.

Modified Loans among Group 2 Mortgage Loans

Certain Group 2 Mortgage Loans have had their original note interest rate changed on a modification date and their initial fixed rate period reset to 5 years from such modification date under a customer retention program sponsored by Washington Mutual Bank (the “Modified Group 2 Loans”). As of February 1, 2007, the aggregate principal balance of the Modified Group 2 Loans described herein is approximately $[207,394,504].  See the attached collateral descriptions for more information.

7/1 ARM or Group 3 Mortgage Loans

As of February 1, 2007, the aggregate principal balance of the Group 3 Mortgage Loans described herein is approximately $[207,968,603]. Each Group 3 Mortgage Loan has an original term to maturity of [30] years. As of the Cut-off Date, approximately [95.80]% of the Group 3 Mortgage Loans are scheduled to pay only interest for the first 7 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [23] year term. See the attached collateral descriptions for more information.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is expected to be approximately $[1,589,290,508], subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Loan Group 1  Weighted Average  Pass-Through  Rate:   For any Distribution Date, the weighted average of the mortgage interest rates on the Group 1 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Loan Group 2  Weighted Average  Pass-Through  Rate:  For any Distribution Date, the weighted average of the mortgage interest rates on the Group 2 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Loan Group 3  Weighted Average  Pass-Through  Rate:  For any Distribution Date, the weighted average of the mortgage interest rates on the Group 3 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Group L-B  Weighted Average  Pass-Through  Rate:  For any Distribution Date, the quotient expressed as a percentage, of:

  (a)  the sum of:

    (i)  the product of (x) the Loan Group 1 Weighted Average Pass-Through     Rate and (y) the Subordinate Component Balance (as defined herein)     for loan group 1 immediately before that Distribution Date; and

    (ii)  the product of (x) the Loan Group 2 Weighted Average Pass-Through     Rate and (y) the Subordinate Component Balance for loan group 2     immediately before that Distribution Date;

      divided by:

  (b)  the sum of the Subordinate Component Balances for loan group 1 and loan   group 2 immediately before that Distribution Date

Subordinate  Component Balance:  The "Subordinate Component Balance" for either loan group 1 or 2 as of any date of determination will equal the then outstanding aggregate Stated Principal Balance of the Mortgage Loans in that loan group minus the then outstanding aggregate Class Principal Balance of the related Class A Certificates (and, in the case of loan group 1, the Class R Certificates).

Stated Principal  Balance:  The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that Mortgage Loan on or before that date of determination, and as further reduced to the extent that any realized loss on that Mortgage Loan has been allocated to one or more classes of certificates on or before that date of determination.

Class Principal  Balance:  The “Class Principal Balance” for any Distribution Date and for any class of certificates will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to that class and all allocations of losses required to be borne by that class before that Distribution Date.

Gross Mortgage Rate:  The "Gross Mortgage Rate" with respect to each Mortgage Loan is equal to the mortgage interest rate specified in the mortgage note related to such Mortgage Loan.

Credit Enhancement:  Senior/subordinate, shifting interest structure. The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2 and Class 2-A3, Certificates will consist of the subordination of the Group L-B Subordinate Certificates, initially [5.00]% total subordination.

Credit enhancement for the Class 3-A1 and Class 3-A2Certificates will consist of the subordination of the Group 3-B Subordinate Certificates, initially [4.50]% total subordination.

Shifting Interest:

Group L-B Certificates

  Until the first Distribution Date occurring after February 2014, the Group L-B Certificates will be locked out from receipt of unscheduled principal (unless the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2 and Class 2-A3 Certificates are paid down to zero or the credit enhancement provided by the Group L-B Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), the Group L-B Certificates will receive their increasing portions of unscheduled principal.

The prepayment percentages on the Group L-B Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
March 2007 – February 2014	0% Pro Rata Share
March 2014 – February 2015	30% Pro Rata Share
March 2015 – February 2016	40% Pro Rata Share
March 2016 – February 2017	60% Pro Rata Share
March 2017 – February 2018	80% Pro Rata Share
March 2018 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group L-B Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), (i) prior to the Distribution Date in March 2010, and the cumulative realized losses on the Group 1 and Group 2

Mortgage Loans allocated to the Group L-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group L-B Certificates as of the Closing Date, do not exceed 20%, the Group L-B Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments or (ii) on or after the Distribution Date in March 2010, and the cumulative realized losses on the Group 1 and Group 2  Mortgage Loans allocated to the Group L-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group L-B Certificates as of the Closing Date, do not exceed 30%, the Group L-B Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments.

Notwithstanding the foregoing, for any Distribution Date, in the event that any of the “Group 1 Senior Percentage” (the aggregate principal balance of the Group 1-A and Class R Certificates, divided by the aggregate principal balance of the Group 1 Mortgage Loans, in each case immediately before the Distribution Date) or the “Group 2 Senior Percentage” (the aggregate principal balance of the Group 2-A  Certificates, divided by the aggregate principal balance of the Group 2 Mortgage Loans, in each case immediately before the Distribution Date) for that Distribution Date exceeds the initial Group 1 or Group 2 Senior Percentage, respectively, as of the Closing Date, then the Group 1-A and Group 2-A Certificates will receive all unscheduled prepayments on the Group 1 and Group 2 Mortgage Loans.

Group 3-B Certificates

  Until the first Distribution Date occurring after February 2014, the Group 3-B Certificates will be locked out from receipt of unscheduled principal (unless the Class 3-A1 and Class 3-A2 Certificates are paid down to zero or the credit enhancement provided by the Group 3-B Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), the Group 3-B Certificates will receive their increasing portions of unscheduled principal.

The prepayment percentages on the Group 3-B Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
March 2007 – February 2014	0% Pro Rata Share
March 2014 – February 2015	30% Pro Rata Share
March 2015 – February 2016	40% Pro Rata Share
March 2016 – February 2017	60% Pro Rata Share
March 2017 – February 2018	80% Pro Rata Share
March 2018 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group 3-B Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), (i) prior to the Distribution Date in March 2010, and the cumulative realized losses on the Group 3

Mortgage Loans allocated to the Group 3-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Certificates as of the Closing Date, do not exceed 20%, the Group 3-B Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments or (ii) on or after the Distribution Date in March 2010, and the cumulative realized losses on the Group 3  Mortgage Loans allocated to the Group 3-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Certificates as of the Closing Date, do not exceed 30%, the Group 3-B Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments.

Notwithstanding the foregoing, for any Distribution Date, in the event that the “Group 3 Senior Percentage” (the aggregate principal balance of the Group 3-A  Certificates, divided by the aggregate principal balance of the Group 3 Mortgage Loans, in each case immediately before the Distribution Date) for that Distribution Date exceeds the initial Group 3 Senior Percentage as of the Closing Date, then the Group 3-A Certificates will receive all unscheduled prepayments on the Group 3 Mortgage Loans.

Structure Rules:

Allocation of Realized Losses:

Any loss realized on a Group 1 or Group 2 Mortgage Loan will be allocated among the Certificates as follows:

(i)  for losses allocable to principal:

(a)  first, to the Group L-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b)  second, to the Class L-B-3 Certificates, until the Class L-B-3 Principal Balance has been reduced to zero;

(c)  third, to the Class L-B-2 Certificates, until the Class L-B-2 Principal Balance has been reduced to zero;

(d)  fourth, to the Class L-B-1 Certificates, until the Class L-B-1 Principal Balance has been reduced to zero; and

(e)  fifth, (i) in the case of any loss with respect to a Group 1 Mortgage Loan, first to the Class 1-A2 Certificates until the Class 1-A2 Principal Balance has been reduced to zero and second, to the Class 1-A1 Certificates until the Class 1-A1 Principal Balance has been reduced to zero; and (ii) in the case of any loss with respect to a Group 2 Mortgage Loan, first to the Class 2-A3 Certificates until the Class 2-A3 Principal Balance has been reduced to zero and second, to the Class 2-A1 and Class 2-A2 Certificates, pro rata, until their Class Principal Balances have each been reduced to zero;

and

(ii)  for losses allocable to interest:

(a)  first, to the Group L-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b)  second, to the Class L-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-3 Principal Balance;

(c)  third, to the Class L-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-2 Principal Balance;

(d)  fourth, to the Class L-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-1 Principal Balance; and

(e)  fifth, (i) in the case of any loss with respect to a Group 1 Mortgage Loan, first, to the Class 1-A2 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 1-A2 Principal Balance and second, to the Class 1-A1 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 1-A1 Principal Balance; and (ii) in the case of any loss with respect to a Group 2 Mortgage Loan, first, to the Class 2-A3 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 2-A3 Principal Balance and second, to the Class 2-A1 and Class 2-A2 Certificates, pro rata, in reduction of accrued but unpaid interest thereon and then to Class 2-A1 and Class 2-A2 Certificates, pro rata, in reduction of their Class Principal Balances.

  Because the Group L-B Certificates represent interests in the Group 1 and Group 2 Mortgage Loans, the Class Principal Balances of those Subordinate Certificates could be reduced to zero as a result of realized losses on the Mortgage Loans in these loan groups. Therefore, the allocation of realized losses on the Group 1 and Group 2 Mortgage Loans to the Group L-B Certificates will reduce the subordination provided by those Subordinate Certificates to all of the related Senior Certificates, including the Senior Certificates related to either of these loan groups that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the Senior Certificates related to a loan group that did not suffer those previous losses.

Any loss realized on a Group 3 Mortgage Loan will be allocated among the Certificates as follows:

(i)  for losses allocable to principal:

(a)  first, to the Group 3-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b)  second, to the Class 3-B-3 Certificates, until the Class 3-B-3 Principal Balance has been reduced to zero;

(c)  third, to the Class 3-B-2 Certificates, until the Class 3-B-2 Principal Balance has been reduced to zero;

(d)  fourth, to the Class 3-B-1 Certificates, until the Class 3-B-1 Principal Balance has been reduced to zero;

(e)  fifth, to the Class 3-A2 Certificates, until the Class 3-A2 Principal Balance has been reduced to zero; and

(f)  sixth, to the Class 3-A1 Certificates, until the Class 3-A1 Principal Balance has been reduced to zero;

and

(ii)  for losses allocable to interest:

(a)  first, to the Group 3-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b)  second, to the Class 3-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-3 Principal Balance;

(c)  third, to the Class 3-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-2 Principal Balance;

(d)  fourth, to the Class 3-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-1 Principal Balance;

(e)  fifth, to the Class 3-A2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-A2 Principal Balance; and

(f)  sixth, to the Class 3-A1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-A1 Principal Balance.

Cross-Collateralization:   In some limited circumstances, principal and interest collected from either of loan group 1 or 2 may be used to pay principal or interest, or both, to the Class A Certificates related to the other loan group, before making payments to the Group L-B Certificates, as more fully described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus.

Certificates Priority of Distributions:  (A)  Available funds from the Group 1 and Group 2 Mortgage Loans will be distributed in the following order of priority:

1)                   to the Group 1-A, Group 2-A and Class R Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate, on the related Class Principal Balance, as applicable;

2)                   from the Group 1 Mortgage Loans, as principal, sequentially, as follows:

(a)  first, to the Class R Certificates, until the Class R Principal Balance is reduced to zero; and

(b)  second, to the Group 1-A Certificates, pro rata according to Class Principal Balance until their Class Principal Balances have each been reduced to zero;

3)                   from the Group 2 Mortgage Loans, as principal, to the Group 2-A Certificates, pro rata according to Class Principal Balance until their Class Principal Balances have each been reduced to zero;

4)                   to the Class L-B-1 Certificates, accrued and unpaid interest at the Class L-B-1 certificate interest rate;

5)                   to the Class L-B-1 Certificates, principal allocable to such Class;

6)                   to the Class L-B-2 Certificates, accrued and unpaid interest at the Class L-B-2 certificate interest rate;

7)                   to the Class L-B-2 Certificates, principal allocable to such Class;

8)                   to the Class L-B-3 Certificates, accrued and unpaid interest at the Class L-B-3 certificate interest rate;

9)                   to the Class L-B-3 Certificates, principal allocable to such Class;

10)  to the Class L-B-4, Class L-B-5 and Class L-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group L-B Senior Subordinate Certificates; and

11)  to the Class R Certificate, any remaining amount.

(B)  Available funds from the Group 3 Mortgage Loans will be distributed in the following order of priority:

1)  to the Group 3-A Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate;

  2)  as principal, to the Group 3-A Certificates, pro rata according to Class Principal Balance until their Class Principal Balances have each been reduced to zero;

3)  to the Class 3-B-1 Certificates, accrued and unpaid interest at the Class 3-B-1 certificate interest rate;

4)  to the Class 3-B-1 Certificates, principal allocable to such Class;

5)  to the Class 3-B-2 Certificates, accrued and unpaid interest at the Class 3-B-2 certificate interest rate;

6)  to the Class 3-B-2 Certificates, principal allocable to such Class;

7)  to the Class 3-B-3 Certificates, accrued and unpaid interest at the Class 3-B-3 certificate interest rate;

8)  to the Class 3-B-3 Certificates, principal allocable to such Class;

9)  to the Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group 3-B Senior Subordinate Certificates; and

10)  to the Class R Certificate, any remaining amount.

Additional Risk Factor:

In addition to the risk factors described in the prospectus and the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus, investors should consider the following risk factor:

  In the receivership of an unrelated national bank, the FDIC successfully argued that certain of its rights and powers extended to a statutory trust formed by that national bank in connection with a securitization of credit card receivables. If WMB were to enter conservatorship or receivership, the FDIC could argue that its rights and powers extend to the Depositor or the Trust. If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of the Trustee or the holders of the Certificates under any transaction document, delays or reductions in distributions on the Certificates could result.

  There could also be delays or reductions in distributions on the Certificates if the FDIC successfully asserts that a statutory injunction automatically prevents the Trust, the  Trustee, and the holders of the Certificates from exercising their rights, remedies, and interests for up to 90 days.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

                The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY2 Group 1 and 2
Mortgage Loans
Preliminary Collateral Information As of 02/01/07

TOTAL CURRENT BALANCE	$1,381,321,905
TOTAL ORIGINAL BALANCE	$1,398,559,382

NUMBER OF LOANS	2,057

			Minimum		Maximum
AVG CURRENT BALANCE	$671,523		$37,084		$2,950,000
AVG ORIGINAL BALANCE	$679,902		$417,001		$2,950,000

WAVG GROSS COUPON	6.20%		4.38%		8.23%
WAVG GROSS MARGIN	2.27%		1.85%		3.30%
WAVG MAX INT RATE	11.20%		9.38%		13.23%

WAVG CURRENT LTV	72.32%		4.96%		91.67%

WAVG FICO SCORE	721		582		837

WAVG MONTHS TO ROLL	51	Month(s)	42	Month(s)	57	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	345	Month(s)	260	Month(s)	357	Month(s)
WAVG SEASONING	9	Month(s)	3	Month(s)	18	Month(s)

NZ WAVG PREPAY TERM	26	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(73.43%),NY(6.22%),FL(3.45%)
MAXIMUM CA ZIPCODE	0.76%

FIRST PAY DATE			November 1,1998		December 1,2006

RATE CHANGE DATE			August 1,2010		November 1,2011

MATURITY DATE			October 1,2028		November 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 CMT	4	$2,381,982.40	0.17%
5/1 I/O CMT	117	70,968,451.46	5.14
5/1 I/O LIBOR	1,920	1,299,257,539.23	94.06
5/1 LIBOR	16	8,713,931.68	0.63
Total	2,057	$1,381,321,904.77	100.00%
INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Year CMT	121	$73,350,433.86	5.31%
1 Yr LIBOR	1,936	1,307,971,470.91	94.69
Total	2,057	$1,381,321,904.77	100.00%
CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	4	$226,047.47	0.02%
100,001—200,000	5	840,992.80	0.06
200,001—300,000	2	444,293.46	0.03
300,001—400,000	10	3,676,775.79	0.27
400,001—500,000	575	265,566,371.25	19.23
500,001—600,000	563	310,412,140.96	22.47
600,001—700,000	333	215,474,446.23	15.60
700,001—800,000	175	131,660,627.65	9.53
800,001—900,000	111	94,280,311.61	6.83
900,001—1,000,000	117	112,680,139.91	8.16
1,000,001—1,100,000	34	35,497,839.50	2.57
1,100,001—1,200,000	22	25,606,969.73	1.85
1,200,001—1,300,000	26	32,532,254.32	2.36
1,300,001—1,400,000	12	16,075,119.43	1.16
1,400,001—1,500,000	14	20,744,919.21	1.50
1,500,001—1,600,000	6	9,260,567.93	0.67
1,600,001—1,700,000	2	3,345,000.00	0.24
1,700,001—1,800,000	2	3,521,546.41	0.25
1,800,001—1,900,000	7	12,949,145.94	0.94
1,900,001—2,000,000	6	11,699,135.03	0.85
2,000,001—2,100,000	4	8,281,767.15	0.60
2,100,001—2,200,000	3	6,466,340.51	0.47
2,200,001—2,300,000	3	6,698,275.45	0.48
2,300,001—2,400,000	6	14,293,264.16	1.03
2,400,001—2,500,000	10	24,812,612.87	1.80
2,500,001 >=	5	14,275,000.00	1.03
Total	2,057	$1,381,321,904.77	100.00%
GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.251—4.500	2	$1,488,109.47	0.11%
4.501—4.750	3	1,682,947.92	0.12
4.751—5.000	10	5,947,286.95	0.43
5.001—5.250	23	16,500,645.97	1.19
5.251—5.500	85	59,841,994.61	4.33
5.501—5.750	271	178,723,787.57	12.94
5.751—6.000	441	293,847,321.08	21.27
6.001—6.250	313	209,205,725.98	15.15
6.251—6.500	312	196,149,206.46	14.20
6.501—6.750	428	300,794,015.73	21.78
6.751—7.000	127	89,656,315.70	6.49
7.001—7.250	28	18,362,518.41	1.33
7.251—7.500	4	2,298,211.85	0.17
7.501—7.750	8	4,213,817.07	0.31
7.751—8.000	1	2,500,000.00	0.18
8.001—8.250	1	110,000.00	0.01
Total	2,057	$1,381,321,904.77	100.00%
GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	3	$1,507,258.81	0.11%
2.001—2.250	1,540	1,061,758,131.36	76.87
2.251—2.500	364	223,075,575.50	16.15
2.501—2.750	133	83,864,150.87	6.07
2.751—3.000	16	10,616,129.49	0.77
3.251—3.500	1	500,658.74	0.04
Total	2,057	$1,381,321,904.77	100.00%
MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.251—9.500	2	$1,488,109.47	0.11%
9.501—9.750	3	1,682,947.92	0.12
9.751—10.000	10	5,947,286.95	0.43
10.001—10.250	23	16,500,645.97	1.19
10.251—10.500	85	59,841,994.61	4.33
10.501—10.750	268	176,375,212.57	12.77
10.751—11.000	441	293,984,295.08	21.28
11.001—11.250	314	209,326,104.05	15.15
11.251—11.500	318	202,782,822.67	14.68
11.501—11.750	421	296,966,190.37	21.50
11.751—12.000	128	87,772,686.07	6.35
12.001—12.250	31	19,969,391.97	1.45
12.251—12.500	3	1,860,400.00	0.13
12.501—12.750	8	4,213,817.07	0.31
12.751—13.000	1	2,500,000.00	0.18
13.001—13.250	1	110,000.00	0.01
Total	2,057	$1,381,321,904.77	100.00%
ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	2,057	$1,381,321,904.77	100.00%
Total	2,057	$1,381,321,904.77	100.00%
REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
251—260	1	$506,483.14	0.04%
311—320	6	4,164,140.99	0.30
321—330	330	221,515,912.67	16.04
331—340	103	71,556,564.46	5.18
341—350	809	533,665,975.08	38.63
351—360	808	549,912,828.43	39.81
Total	2,057	$1,381,321,904.77	100.00%
SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—3	5	$5,243,126.88	0.38%
4—6	151	111,739,603.88	8.09
7—9	1,007	676,839,543.09	49.00
10—12	762	504,757,642.28	36.54
13—15	85	53,991,410.33	3.91
16—18	47	28,750,578.31	2.08
Total	2,057	$1,381,321,904.77	100.00%
CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	6	$529,172.79	0.04%
21—25	5	2,873,025.07	0.21
26—30	6	4,679,550.78	0.34
31—35	6	3,978,942.44	0.29
36—40	20	16,048,293.73	1.16
41—45	16	10,284,795.76	0.74
46—50	34	27,336,541.47	1.98
51—55	49	36,671,774.88	2.65
56—60	90	77,229,508.58	5.59
61—65	110	92,402,864.88	6.69
66—70	186	146,074,028.64	10.57
71—75	412	280,855,787.23	20.33
76—80	1,053	641,260,109.48	46.42
81—85	43	30,390,893.95	2.20
86—90	18	9,013,707.17	0.65
91—95	3	1,692,907.92	0.12
Total	2,057	$1,381,321,904.77	100.00%
ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	2	$2,301,666.51	0.17%
26—30	4	4,268,748.40	0.31
31—35	5	3,600,524.84	0.26
36—40	16	13,179,490.42	0.95
41—45	14	9,194,699.62	0.67
46—50	29	25,265,250.80	1.83
51—55	47	35,468,668.47	2.57
56—60	79	65,485,830.44	4.74
61—65	112	96,271,128.28	6.97
66—70	183	149,406,316.93	10.82
71—75	448	299,919,327.87	21.71
76—80	1,088	660,911,470.82	47.85
81—85	4	2,733,800.00	0.20
86—90	24	12,190,446.08	0.88
91—95	2	1,124,535.29	0.08
Total	2,057	$1,381,321,904.77	100.00%
FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
580—599	10	$9,689,059.96	0.70%
600—619	23	17,489,592.50	1.27
620—639	74	61,003,365.11	4.42
640—659	131	98,588,507.74	7.14
660—679	198	133,729,280.92	9.68
680—699	206	143,757,889.50	10.41
700—719	266	174,252,262.09	12.61
720—739	307	205,321,786.11	14.86
740—759	296	185,205,200.33	13.41
760—779	266	172,314,326.06	12.47
780—799	198	127,984,225.59	9.27
800 >=	82	51,986,408.86	3.76
Total	2,057	$1,381,321,904.77	100.00%
DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	166	$110,858,923.93	8.03%
Reduced	1,891	1,270,462,980.84	91.97
Total	2,057	$1,381,321,904.77	100.00%
OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	20	$11,769,831.55	0.85%
Owner Occupied	1,912	1,280,692,632.31	92.72
Second Home	125	88,859,440.91	6.43
Total	2,057	$1,381,321,904.77	100.00%
PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	25	$17,530,961.84	1.27%
Condo	249	155,509,040.94	11.26
Co-op	9	6,190,067.21	0.45
PUD	441	306,668,410.97	22.20
Single Family	1,330	894,012,940.67	64.72
Townhouse	3	1,410,483.14	0.10
Total	2,057	$1,381,321,904.77	100.00%
PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	806	$532,882,934.67	38.58%
Refi—Cash Out	790	534,175,096.95	38.67
Refi—No Cash Out	461	314,263,873.15	22.75
Total	2,057	$1,381,321,904.77	100.00%
PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,669	$1,118,048,805.42	80.94%
12	152	106,496,868.41	7.71
30	3	3,154,740.24	0.23
36	233	153,621,490.70	11.12
Total	2,057	$1,381,321,904.77	100.00%
STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	12	$8,800,504.32	0.64%
CA	1,569	1,014,290,124.62	73.43
CO	24	14,794,372.05	1.07
CT	28	23,637,750.94	1.71
DC	4	2,853,420.81	0.21
DE	2	1,183,253.49	0.09
FL	58	47,608,168.47	3.45
GA	11	11,329,179.12	0.82
ID	1	512,000.00	0.04
IL	20	14,532,947.55	1.05
IN	3	1,637,479.30	0.12
MA	43	31,969,919.72	2.31
MD	18	10,353,928.95	0.75
ME	1	760,000.00	0.06
MI	18	10,317,637.55	0.75
MN	8	4,478,487.32	0.32
MT	1	1,000,000.00	0.07
NC	7	5,878,334.25	0.43
NJ	34	26,568,643.48	1.92
NV	4	2,840,947.40	0.21
NY	109	85,852,012.42	6.22
OH	6	3,621,201.48	0.26
OR	6	4,089,901.96	0.30
PA	11	6,271,541.74	0.45
RI	1	673,817.72	0.05
SC	5	5,008,019.79	0.36
TX	6	9,020,096.08	0.65
UT	2	1,295,243.67	0.09
VA	21	13,333,097.68	0.97
WA	24	16,809,872.89	1.22
Total	2,057	$1,381,321,904.77	100.00%
BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	1,070	$733,302,077.31	53.09%
15.00 or less	12	14,582,587.98	1.06
15.01—20.00	42	31,611,357.44	2.29
20.01—25.00	70	49,718,912.57	3.60
25.01—30.00	120	82,686,322.43	5.99
30.01—35.00	225	142,830,369.16	10.34
35.01—40.00	224	140,583,464.94	10.18
40.01—45.00	160	102,085,874.18	7.39
45.01—50.00	89	56,353,325.27	4.08
50.01—55.00	36	21,662,136.42	1.57
55.01—60.00	6	4,218,578.00	0.31
60.01 >=	3	1,686,899.07	0.12
Total	2,057	$1,381,321,904.77	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 35.27%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,813	$1,224,686,139.52	88.66%
60.00 or less	4	3,247,590.52	0.24
60.01—65.00	4	5,568,000.00	0.40
65.01—70.00	4	3,103,763.02	0.22
70.01—75.00	6	5,629,723.17	0.41
75.01—80.00	14	8,642,856.65	0.63
80.01—85.00	30	18,656,159.80	1.35
85.01—90.00	182	111,787,672.09	8.09
Total	2,057	$1,381,321,904.77	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 85.91%.

MODIFICATION LOANS ORIGINAL SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
22—24	18	$12,732,048.35	4.28%
25—27	26	17,939,132.20	6.03
28—30	126	84,076,852.69	28.24
31—33	112	76,521,142.27	25.70
34—36	91	57,254,052.68	19.23
37—39	60	44,549,248.94	14.96
40—42	6	4,164,140.99	1.40
100—102	1	506,483.14	0.17
Total	440	$297,743,101.26	100.00%
MODIFICATION LOANS ORIGINAL COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	15	$10,715,789.04	3.60%
1.001—1.250	330	216,982,049.99	72.88
1.251—1.500	3	1,263,223.41	0.42
1.501—1.750	31	17,309,530.76	5.81
1.751—2.000	10	10,046,728.65	3.37
2.001—2.250	7	13,514,890.98	4.54
2.501—2.750	5	2,467,867.43	0.83
2.751—3.000	16	10,955,759.04	3.68
3.001—3.250	1	364,535.29	0.12
3.251—3.500	2	1,106,654.89	0.37
3.751—4.000	1	954,454.52	0.32
4.001—4.250	4	1,940,922.02	0.65
4.251—4.500	1	1,401,320.52	0.47
4.501—4.750	2	1,538,963.70	0.52
4.751—5.000	2	1,399,037.16	0.47
5.001—5.250	2	1,657,058.16	0.56
5.251—5.500	3	1,615,029.02	0.54
6.001—6.250	1	452,132.86	0.15
6.251—6.500	2	1,070,013.98	0.36
6.501—6.750	1	480,656.70	0.16
7.251—7.500	1	506,483.14	0.17
Total	440	$297,743,101.26	100.00%

WaMu Mortgage Pass-Through Certificates
Series 2007-HY2 Group 1
Mortgage Loans
Preliminary Collateral Information As of 02/01/07

TOTAL CURRENT BALANCE	$1,112,819,161
TOTAL ORIGINAL BALANCE	$1,123,003,819

NUMBER OF LOANS	1,677

			Minimum		Maximum
AVG CURRENT BALANCE	$663,577		$50,000		$2,925,000
AVG ORIGINAL BALANCE	$669,650		$417,001		$2,925,000

WAVG GROSS COUPON	6.04%		4.38%		6.70%
WAVG GROSS MARGIN	2.27%		1.85%		3.30%
WAVG MAX INT RATE	11.04%		9.38%		12.25%

WAVG CURRENT LTV	72.89%		8.06%		91.67%

WAVG FICO SCORE	721		582		837

WAVG MONTHS TO ROLL	50	Month(s)	42	Month(s)	57	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	348	Month(s)	319	Month(s)	357	Month(s)
WAVG SEASONING	10	Month(s)	3	Month(s)	18	Month(s)

NZ WAVG PREPAY TERM	27	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(82.66%),NY(3.70%),FL(3.17%)
MAXIMUM CA ZIPCODE	0.94%

FIRST PAY DATE			October 1,2003		December 1,2006

RATE CHANGE DATE			August 1,2010		November 1,2011

MATURITY DATE			September 1,2033		November 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 CMT	4	$2,381,982.40	0.21%
5/1 I/O CMT	116	70,412,451.46	6.33
5/1 I/O LIBOR	1,542	1,031,817,278.78	92.72
5/1 LIBOR	15	8,207,448.54	0.74
Total	1,677	$1,112,819,161.18	100.00%
INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Year CMT	120	$72,794,433.86	6.54%
1 Yr LIBOR	1,557	1,040,024,727.32	93.46
Total	1,677	$1,112,819,161.18	100.00%
CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	2	$150,000.00	0.01%
100,001—200,000	3	553,725.32	0.05
200,001—300,000	2	444,293.46	0.04
300,001—400,000	8	2,929,250.54	0.26
400,001—500,000	462	213,583,170.89	19.19
500,001—600,000	476	262,654,135.00	23.60
600,001—700,000	277	179,339,335.23	16.12
700,001—800,000	148	111,322,216.71	10.00
800,001—900,000	87	73,877,933.69	6.64
900,001—1,000,000	99	95,429,631.28	8.58
1,000,001—1,100,000	21	22,131,483.10	1.99
1,100,001—1,200,000	17	19,757,542.13	1.78
1,200,001—1,300,000	16	20,132,874.78	1.81
1,300,001—1,400,000	10	13,410,965.23	1.21
1,400,001—1,500,000	13	19,283,743.50	1.73
1,500,001—1,600,000	2	3,127,999.16	0.28
1,600,001—1,700,000	2	3,345,000.00	0.30
1,700,001—1,800,000	2	3,521,546.41	0.32
1,800,001—1,900,000	5	9,315,727.40	0.84
1,900,001—2,000,000	3	5,853,999.00	0.53
2,000,001—2,100,000	3	6,188,000.00	0.56
2,100,001—2,200,000	3	6,466,340.51	0.58
2,200,001—2,300,000	2	4,483,000.00	0.40
2,300,001—2,400,000	3	7,124,998.52	0.64
2,400,001—2,500,000	8	19,867,249.32	1.79
2,500,001 >=	3	8,525,000.00	0.77
Total	1,677	$1,112,819,161.18	100.00%
GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.251—4.500	2	$1,488,109.47	0.13%
4.501—4.750	3	1,682,947.92	0.15
4.751—5.000	10	5,947,286.95	0.53
5.001—5.250	23	16,500,645.97	1.48
5.251—5.500	85	59,841,994.61	5.38
5.501—5.750	271	178,723,787.57	16.06
5.751—6.000	441	293,847,321.08	26.41
6.001—6.250	313	209,205,725.98	18.80
6.251—6.500	312	196,149,206.46	17.63
6.501—6.750	217	149,432,135.17	13.43
Total	1,677	$1,112,819,161.18	100.00%
GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	3	$1,507,258.81	0.14%
2.001—2.250	1,215	831,912,261.00	74.76
2.251—2.500	321	193,408,731.21	17.38
2.501—2.750	126	77,421,901.43	6.96
2.751—3.000	11	8,068,349.99	0.73
3.251—3.500	1	500,658.74	0.04
Total	1,677	$1,112,819,161.18	100.00%
MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.251—9.500	2	$1,488,109.47	0.13%
9.501—9.750	3	1,682,947.92	0.15
9.751—10.000	10	5,947,286.95	0.53
10.001—10.250	23	16,500,645.97	1.48
10.251—10.500	85	59,841,994.61	5.38
10.501—10.750	268	176,375,212.57	15.85
10.751—11.000	441	293,984,295.08	26.42
11.001—11.250	314	209,326,104.05	18.81
11.251—11.500	309	195,269,185.80	17.55
11.501—11.750	217	149,432,135.17	13.43
11.751—12.000	2	1,366,401.00	0.12
12.001—12.250	3	1,604,842.59	0.14
Total	1,677	$1,112,819,161.18	100.00%
ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,677	$1,112,819,161.18	100.00%
Total	1,677	$1,112,819,161.18	100.00%
REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
311—320	5	$2,589,322.64	0.23%
321—330	108	68,029,094.26	6.11
331—340	29	19,730,180.48	1.77
341—350	802	525,579,159.09	47.23
351—360	733	496,891,404.71	44.65
Total	1,677	$1,112,819,161.18	100.00%
SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—3	2	$3,503,616.93	0.31%
4—6	59	45,024,664.82	4.05
7—9	752	499,823,526.22	44.92
10—12	734	483,475,760.79	43.45
13—15	83	52,241,014.11	4.69
16—18	47	28,750,578.31	2.58
Total	1,677	$1,112,819,161.18	100.00%
CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$343,125.32	0.03%
21—25	3	2,244,091.08	0.20
26—30	5	4,079,558.63	0.37
31—35	3	1,525,834.09	0.14
36—40	17	14,652,297.26	1.32
41—45	12	8,069,345.58	0.73
46—50	22	17,260,260.32	1.55
51—55	31	25,363,730.48	2.28
56—60	69	57,170,937.55	5.14
61—65	82	72,081,203.25	6.48
66—70	136	109,396,357.99	9.83
71—75	337	224,536,737.79	20.18
76—80	929	559,551,784.17	50.28
81—85	19	11,747,950.20	1.06
86—90	6	3,103,039.55	0.28
91—95	3	1,692,907.92	0.15
Total	1,677	$1,112,819,161.18	100.00%
ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	1	$1,850,000.00	0.17%
26—30	3	3,668,756.25	0.33
31—35	2	1,194,404.84	0.11
36—40	14	12,178,151.39	1.09
41—45	12	8,093,408.12	0.73
46—50	21	17,596,765.58	1.58
51—55	32	25,909,750.38	2.33
56—60	56	47,824,789.44	4.30
61—65	82	72,497,652.17	6.51
66—70	128	106,080,528.34	9.53
71—75	346	229,456,397.04	20.62
76—80	965	578,273,430.71	51.96
81—85	3	1,913,800.00	0.17
86—90	10	5,156,791.63	0.46
91—95	2	1,124,535.29	0.10
Total	1,677	$1,112,819,161.18	100.00%
FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
580—599	10	$9,689,059.96	0.87%
600—619	17	11,679,535.63	1.05
620—639	62	49,345,326.63	4.43
640—659	104	79,514,244.71	7.15
660—679	155	108,558,776.67	9.76
680—699	153	102,263,102.52	9.19
700—719	214	136,227,892.65	12.24
720—739	264	175,302,554.34	15.75
740—759	261	162,524,105.06	14.60
760—779	218	138,189,838.51	12.42
780—799	153	98,062,311.33	8.81
800 >=	66	41,462,413.17	3.73
Total	1,677	$1,112,819,161.18	100.00%
DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	74	$49,243,827.35	4.43%
Reduced	1,603	1,063,575,333.83	95.57
Total	1,677	$1,112,819,161.18	100.00%
OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	3	$1,321,520.80	0.12%
Owner Occupied	1,574	1,041,008,877.91	93.55
Second Home	100	70,488,762.47	6.33
Total	1,677	$1,112,819,161.18	100.00%
PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	15	$11,891,915.95	1.07%
Condo	212	131,462,366.38	11.81
Co-op	5	2,921,825.00	0.26
PUD	369	255,404,633.74	22.95
Single Family	1,074	710,234,420.11	63.82
Townhouse	2	904,000.00	0.08
Total	1,677	$1,112,819,161.18	100.00%
PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	681	$439,646,375.13	39.51%
Refi—Cash Out	590	395,275,203.74	35.52
Refi—No Cash Out	406	277,897,582.31	24.97
Total	1,677	$1,112,819,161.18	100.00%
PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,552	$1,031,520,095.88	92.69%
12	46	30,509,613.84	2.74
36	79	50,789,451.46	4.56
Total	1,677	$1,112,819,161.18	100.00%
STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	5	$3,673,696.71	0.33%
CA	1,420	919,810,339.68	82.66
CO	14	9,242,985.48	0.83
CT	19	14,336,137.40	1.29
DC	1	525,000.00	0.05
FL	41	35,251,411.71	3.17
GA	3	2,641,208.48	0.24
IL	11	8,277,456.28	0.74
IN	1	402,440.31	0.04
MA	21	15,153,692.13	1.36
MD	9	5,380,896.05	0.48
ME	1	760,000.00	0.07
MI	8	4,249,526.03	0.38
MN	3	1,666,270.33	0.15
MT	1	1,000,000.00	0.09
NC	2	2,102,500.00	0.19
NJ	21	14,105,069.10	1.27
NV	3	2,349,270.50	0.21
NY	50	41,194,119.29	3.70
OH	2	980,782.03	0.09
OR	3	1,586,053.78	0.14
PA	4	2,379,268.51	0.21
RI	1	673,817.72	0.06
SC	1	478,134.17	0.04
TX	4	5,112,791.16	0.46
UT	2	1,295,243.67	0.12
VA	9	6,420,573.36	0.58
WA	17	11,770,477.30	1.06
Total	1,677	$1,112,819,161.18	100.00%
BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	714	$482,919,824.81	43.40%
15.00 or less	12	14,582,587.98	1.31
15.01—20.00	40	28,969,045.69	2.60
20.01—25.00	66	47,116,912.57	4.23
25.01—30.00	116	78,798,468.64	7.08
30.01—35.00	222	141,036,119.16	12.67
35.01—40.00	218	136,657,868.72	12.28
40.01—45.00	158	100,993,294.65	9.08
45.01—50.00	86	54,177,425.47	4.87
50.01—55.00	36	21,662,136.42	1.95
55.01—60.00	6	4,218,578.00	0.38
60.01 >=	3	1,686,899.07	0.15
Total	1,677	$1,112,819,161.18	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 35.39%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,435	$957,391,957.68	86.03%
60.00 or less	4	3,247,590.52	0.29
60.01—65.00	4	5,568,000.00	0.50
65.01—70.00	4	3,103,763.02	0.28
70.01—75.00	6	5,629,723.17	0.51
75.01—80.00	14	8,642,856.65	0.78
80.01—85.00	30	18,656,159.80	1.68
85.01—90.00	180	110,579,110.34	9.94
Total	1,677	$1,112,819,161.18	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 85.88%.

MODIFICATION LOANS ORIGINAL SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
22—24	8	$4,679,979.79	5.18%
25—27	5	3,493,114.03	3.87
28—30	35	22,976,684.81	25.43
31—33	36	23,038,202.50	25.50
34—36	37	22,227,456.73	24.60
37—39	16	11,343,836.88	12.56
40—42	5	2,589,322.64	2.87
Total	142	$90,348,597.38	100.00%
MODIFICATION LOANS ORIGINAL COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	3	$1,569,309.42	1.74%
1.001—1.250	107	69,072,961.83	76.45
1.251—1.500	1	438,897.45	0.49
1.501—1.750	7	4,375,925.78	4.84
1.751—2.000	5	3,059,345.10	3.39
2.001—2.250	1	2,435,975.09	2.70
2.501—2.750	2	1,094,163.58	1.21
2.751—3.000	4	1,878,823.42	2.08
3.001—3.250	1	364,535.29	0.40
3.251—3.500	2	1,106,654.89	1.22
4.001—4.250	3	1,280,748.86	1.42
4.251—4.500	1	1,401,320.52	1.55
4.501—4.750	1	548,085.36	0.61
4.751—5.000	1	459,313.78	0.51
5.001—5.250	1	409,341.94	0.45
5.251—5.500	1	445,248.36	0.49
6.251—6.500	1	407,946.71	0.45
Total	142	$90,348,597.38	100.00%

WaMu Mortgage Pass-Through Certificates
Series 2007-HY2 Group 2
Mortgage Loans
Preliminary Collateral Information As of 02/01/07

TOTAL CURRENT BALANCE	$268,502,744
TOTAL ORIGINAL BALANCE	$275,555,563

NUMBER OF LOANS	380

			Minimum		Maximum
AVG CURRENT BALANCE	$706,586		$37,084		$2,950,000
AVG ORIGINAL BALANCE	$725,146		$420,000		$2,950,000

WAVG GROSS COUPON	6.86%		6.73%		8.23%
WAVG GROSS MARGIN	2.28%		2.10%		2.95%
WAVG MAX INT RATE	11.84%		11.50%		13.23%

WAVG CURRENT LTV	69.95%		4.96%		89.83%

WAVG FICO SCORE	719		603		831

WAVG MONTHS TO ROLL	53	Month(s)	47	Month(s)	57	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	333	Month(s)	260	Month(s)	356	Month(s)
WAVG SEASONING	8	Month(s)	3	Month(s)	13	Month(s)

NZ WAVG PREPAY TERM	26	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(35.19%),NY(16.63%),MA(6.26%)
MAXIMUM CA ZIPCODE	1.04%

FIRST PAY DATE			November 1,1998		November 1,2006

RATE CHANGE DATE			January 1,2011		November 1,2011

MATURITY DATE			October 1,2028		October 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 I/O CMT	1	$556,000.00	0.21%
5/1 I/O LIBOR	378	267,440,260.45	99.60
5/1 LIBOR	1	506,483.14	0.19
Total	380	$268,502,743.59	100.00%
INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Year CMT	1	$556,000.00	0.21%
1 Yr LIBOR	379	267,946,743.59	99.79
Total	380	$268,502,743.59	100.00%
CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	2	$76,047.47	0.03%
100,001—200,000	2	287,267.48	0.11
300,001—400,000	2	747,525.25	0.28
400,001—500,000	113	51,983,200.36	19.36
500,001—600,000	87	47,758,005.96	17.79
600,001—700,000	56	36,135,111.00	13.46
700,001—800,000	27	20,338,410.94	7.57
800,001—900,000	24	20,402,377.92	7.60
900,001—1,000,000	18	17,250,508.63	6.42
1,000,001—1,100,000	13	13,366,356.40	4.98
1,100,001—1,200,000	5	5,849,427.60	2.18
1,200,001—1,300,000	10	12,399,379.54	4.62
1,300,001—1,400,000	2	2,664,154.20	0.99
1,400,001—1,500,000	1	1,461,175.71	0.54
1,500,001—1,600,000	4	6,132,568.77	2.28
1,800,001—1,900,000	2	3,633,418.54	1.35
1,900,001—2,000,000	3	5,845,136.03	2.18
2,000,001—2,100,000	1	2,093,767.15	0.78
2,200,001—2,300,000	1	2,215,275.45	0.83
2,300,001—2,400,000	3	7,168,265.64	2.67
2,400,001—2,500,000	2	4,945,363.55	1.84
2,500,001 >=	2	5,750,000.00	2.14
Total	380	$268,502,743.59	100.00%
GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
6.501—6.750	211	$151,361,880.56	56.37%
6.751—7.000	127	89,656,315.70	33.39
7.001—7.250	28	18,362,518.41	6.84
7.251—7.500	4	2,298,211.85	0.86
7.501—7.750	8	4,213,817.07	1.57
7.751—8.000	1	2,500,000.00	0.93
8.001—8.250	1	110,000.00	0.04
Total	380	$268,502,743.59	100.00%
GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.001—2.250	325	$229,845,870.36	85.60%
2.251—2.500	43	29,666,844.29	11.05
2.501—2.750	7	6,442,249.44	2.40
2.751—3.000	5	2,547,779.50	0.95
Total	380	$268,502,743.59	100.00%
MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
11.251—11.500	9	$7,513,636.87	2.80%
11.501—11.750	204	147,534,055.20	54.95
11.751—12.000	126	86,406,285.07	32.18
12.001—12.250	28	18,364,549.38	6.84
12.251—12.500	3	1,860,400.00	0.69
12.501—12.750	8	4,213,817.07	1.57
12.751—13.000	1	2,500,000.00	0.93
13.001—13.250	1	110,000.00	0.04
Total	380	$268,502,743.59	100.00%
ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	380	$268,502,743.59	100.00%
Total	380	$268,502,743.59	100.00%
REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
251—260	1	$506,483.14	0.19%
311—320	1	1,574,818.35	0.59
321—330	222	153,486,818.41	57.16
331—340	74	51,826,383.98	19.30
341—350	7	8,086,815.99	3.01
351—360	75	53,021,423.72	19.75
Total	380	$268,502,743.59	100.00%
SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—3	3	$1,739,509.95	0.65%
4—6	92	66,714,939.06	24.85
7—9	255	177,016,016.87	65.93
10—12	28	21,281,881.49	7.93
13—15	2	1,750,396.22	0.65
Total	380	$268,502,743.59	100.00%
CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$186,047.47	0.07%
21—25	2	628,933.99	0.23
26—30	1	599,992.15	0.22
31—35	3	2,453,108.35	0.91
36—40	3	1,395,996.47	0.52
41—45	4	2,215,450.18	0.83
46—50	12	10,076,281.15	3.75
51—55	18	11,308,044.40	4.21
56—60	21	20,058,571.03	7.47
61—65	28	20,321,661.63	7.57
66—70	50	36,677,670.65	13.66
71—75	75	56,319,049.44	20.98
76—80	124	81,708,325.31	30.43
81—85	24	18,642,943.75	6.94
86—90	12	5,910,667.62	2.20
Total	380	$268,502,743.59	100.00%
ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	1	$451,666.51	0.17%
26—30	1	599,992.15	0.22
31—35	3	2,406,120.00	0.90
36—40	2	1,001,339.03	0.37
41—45	2	1,101,291.50	0.41
46—50	8	7,668,485.22	2.86
51—55	15	9,558,918.09	3.56
56—60	23	17,661,041.00	6.58
61—65	30	23,773,476.11	8.85
66—70	55	43,325,788.59	16.14
71—75	102	70,462,930.83	26.24
76—80	123	82,638,040.11	30.78
81—85	1	820,000.00	0.31
86—90	14	7,033,654.45	2.62
Total	380	$268,502,743.59	100.00%
FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
600—619	6	$5,810,056.87	2.16%
620—639	12	11,658,038.48	4.34
640—659	27	19,074,263.03	7.10
660—679	43	25,170,504.25	9.37
680—699	53	41,494,786.98	15.45
700—719	52	38,024,369.44	14.16
720—739	43	30,019,231.77	11.18
740—759	35	22,681,095.27	8.45
760—779	48	34,124,487.55	12.71
780—799	45	29,921,914.26	11.14
800 >=	16	10,523,995.69	3.92
Total	380	$268,502,743.59	100.00%
DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	92	$61,615,096.58	22.95%
Reduced	288	206,887,647.01	77.05
Total	380	$268,502,743.59	100.00%
OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	17	$10,448,310.75	3.89%
Owner Occupied	338	239,683,754.40	89.27
Second Home	25	18,370,678.44	6.84
Total	380	$268,502,743.59	100.00%
PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	10	$5,639,045.89	2.10%
Condo	37	24,046,674.56	8.96
Co-op	4	3,268,242.21	1.22
PUD	72	51,263,777.23	19.09
Single Family	256	183,778,520.56	68.45
Townhouse	1	506,483.14	0.19
Total	380	$268,502,743.59	100.00%
PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	125	$93,236,559.54	34.72%
Refi—Cash Out	200	138,899,893.21	51.73
Refi—No Cash Out	55	36,366,290.84	13.54
Total	380	$268,502,743.59	100.00%
PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	117	$86,528,709.54	32.23%
12	106	75,987,254.57	28.30
30	3	3,154,740.24	1.17
36	154	102,832,039.24	38.30
Total	380	$268,502,743.59	100.00%
STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	7	$5,126,807.61	1.91%
CA	149	94,479,784.94	35.19
CO	10	5,551,386.57	2.07
CT	9	9,301,613.54	3.46
DC	3	2,328,420.81	0.87
DE	2	1,183,253.49	0.44
FL	17	12,356,756.76	4.60
GA	8	8,687,970.64	3.24
ID	1	512,000.00	0.19
IL	9	6,255,491.27	2.33
IN	2	1,235,038.99	0.46
MA	22	16,816,227.59	6.26
MD	9	4,973,032.90	1.85
MI	10	6,068,111.52	2.26
MN	5	2,812,216.99	1.05
NC	5	3,775,834.25	1.41
NJ	13	12,463,574.38	4.64
NV	1	491,676.90	0.18
NY	59	44,657,893.13	16.63
OH	4	2,640,419.45	0.98
OR	3	2,503,848.18	0.93
PA	7	3,892,273.23	1.45
SC	4	4,529,885.62	1.69
TX	2	3,907,304.92	1.46
VA	12	6,912,524.32	2.57
WA	7	5,039,395.59	1.88
Total	380	$268,502,743.59	100.00%
BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	356	$250,382,252.50	93.25%
15.01—20.00	2	2,642,311.75	0.98
20.01—25.00	4	2,602,000.00	0.97
25.01—30.00	4	3,887,853.79	1.45
30.01—35.00	3	1,794,250.00	0.67
35.01—40.00	6	3,925,596.22	1.46
40.01—45.00	2	1,092,579.53	0.41
45.01—50.00	3	2,175,899.80	0.81
Total	380	$268,502,743.59	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 31.13%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	378	$267,294,181.84	99.55%
85.01—90.00	2	1,208,561.75	0.45
Total	380	$268,502,743.59	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 90%.

MODIFICATION LOANS ORIGINAL SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
22—24	10	$8,052,068.56	3.88%
25—27	21	14,446,018.17	6.97
28—30	91	61,100,167.88	29.46
31—33	76	53,482,939.77	25.79
34—36	54	35,026,595.95	16.89
37—39	44	33,205,412.06	16.01
40—42	1	1,574,818.35	0.76
100—102	1	506,483.14	0.24
Total	298	$207,394,503.88	100.00%
MODIFICATION LOANS ORIGINAL COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	12	$9,146,479.62	4.41%
1.001—1.250	223	147,909,088.16	71.32
1.251—1.500	2	824,325.96	0.40
1.501—1.750	24	12,933,604.98	6.24
1.751—2.000	5	6,987,383.55	3.37
2.001—2.250	6	11,078,915.89	5.34
2.501—2.750	3	1,373,703.85	0.66
2.751—3.000	12	9,076,935.62	4.38
3.751—4.000	1	954,454.52	0.46
4.001—4.250	1	660,173.16	0.32
4.501—4.750	1	990,878.34	0.48
4.751—5.000	1	939,723.38	0.45
5.001—5.250	1	1,247,716.22	0.60
5.251—5.500	2	1,169,780.66	0.56
6.001—6.250	1	452,132.86	0.22
6.251—6.500	1	662,067.27	0.32
6.501—6.750	1	480,656.70	0.23
7.251—7.500	1	506,483.14	0.24
Total	298	$207,394,503.88	100.00%

WaMu Mortgage Pass-Through Certificates
Series 2007-HY2 Group 3
Mortgage Loans
Preliminary Collateral Information As of 02/01/07

TOTAL CURRENT BALANCE	$207,968,603
TOTAL ORIGINAL BALANCE	$210,016,574

NUMBER OF LOANS	302

			Minimum		Maximum
AVG CURRENT BALANCE	$688,638		$326,802		$2,850,000
AVG ORIGINAL BALANCE	$695,419		$420,000		$2,850,000

WAVG GROSS COUPON	6.33%		5.03%		8.00%
WAVG GROSS MARGIN	2.22%		2.10%		2.80%
WAVG MAX INT RATE	11.33%		10.03%		13.00%

WAVG CURRENT LTV	71.12%		25.00%		80.00%

WAVG FICO SCORE	740		594		814

WAVG MONTHS TO ROLL	74	Month(s)	1	Month(s)	78	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	350	Month(s)	277	Month(s)	354	Month(s)
WAVG SEASONING	10	Month(s)	6	Month(s)	83	Month(s)

NZ WAVG PREPAY TERM	33	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(71.32%),NY(6.68%),AZ(2.90%)
MAXIMUM CA ZIPCODE	1.88%

FIRST PAY DATE			April 1,2000		September 1,2006

RATE CHANGE DATE			March 1,2007		August 1,2013

MATURITY DATE			March 1,2030		August 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
7/1 CMT	8	$3,843,431.54	1.85%
7/1 I/O LIBOR	287	199,239,436.72	95.80
7/1 LIBOR	7	4,885,734.79	2.35
Total	302	$207,968,603.05	100.00%
INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Year CMT	8	$3,843,431.54	1.85%
1 Yr LIBOR	294	204,125,171.51	98.15
Total	302	$207,968,603.05	100.00%
CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
300,001—400,000	3	$1,094,801.56	0.53%
400,001—500,000	61	28,420,022.61	13.67
500,001—600,000	87	48,054,190.31	23.11
600,001—700,000	63	40,983,753.55	19.71
700,001—800,000	31	22,911,529.20	11.02
800,001—900,000	16	13,713,848.33	6.59
900,001—1,000,000	20	19,134,746.53	9.20
1,000,001—1,100,000	1	1,040,000.00	0.50
1,200,001—1,300,000	6	7,577,095.81	3.64
1,300,001—1,400,000	3	4,117,853.18	1.98
1,400,001—1,500,000	4	5,994,761.97	2.88
1,500,001—1,600,000	1	1,535,000.00	0.74
1,600,001—1,700,000	1	1,660,000.00	0.80
1,800,001—1,900,000	1	1,900,000.00	0.91
1,900,001—2,000,000	1	1,946,000.00	0.94
2,200,001—2,300,000	1	2,275,000.00	1.09
2,500,001 >=	2	5,610,000.00	2.70
Total	302	$207,968,603.05	100.00%
GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.001—5.250	1	$464,000.00	0.22%
5.251—5.500	2	1,212,000.00	0.58
5.501—5.750	6	3,142,294.12	1.51
5.751—6.000	26	18,184,155.00	8.74
6.001—6.250	81	54,253,000.28	26.09
6.251—6.500	118	87,420,940.93	42.04
6.501—6.750	49	29,778,471.74	14.32
6.751—7.000	14	10,747,297.91	5.17
7.001—7.250	3	1,626,826.74	0.78
7.501—7.750	1	698,676.13	0.34
7.751—8.000	1	440,940.20	0.21
Total	302	$207,968,603.05	100.00%
GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.001—2.250	235	$168,504,514.34	81.02%
2.251—2.500	58	34,921,981.04	16.79
2.501—2.750	8	3,843,431.54	1.85
2.751—3.000	1	698,676.13	0.34
Total	302	$207,968,603.05	100.00%
MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10.001—10.250	1	$464,000.00	0.22%
10.251—10.500	2	1,212,000.00	0.58
10.501—10.750	6	3,142,294.12	1.51
10.751—11.000	26	18,184,155.00	8.74
11.001—11.250	81	54,253,000.28	26.09
11.251—11.500	118	87,420,940.93	42.04
11.501—11.750	49	29,778,471.74	14.32
11.751—12.000	14	10,747,297.91	5.17
12.001—12.250	3	1,626,826.74	0.78
12.501—12.750	1	698,676.13	0.34
12.751—13.000	1	440,940.20	0.21
Total	302	$207,968,603.05	100.00%
ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	302	$207,968,603.05	100.00%
Total	302	$207,968,603.05	100.00%
REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
271—280	1	$440,940.20	0.21%
281—290	1	605,830.15	0.29
291—300	5	2,469,859.63	1.19
301—310	1	326,801.56	0.16
341—350	60	40,273,502.50	19.37
351—360	234	163,851,669.01	78.79
Total	302	$207,968,603.05	100.00%
SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4—6	1	$2,850,000.00	1.37%
7—9	233	161,001,669.01	77.42
10—12	60	40,273,502.50	19.37
55—57	1	326,801.56	0.16
58—60	1	534,797.28	0.26
61—63	1	401,645.98	0.19
64—66	2	962,419.78	0.46
67—69	1	570,996.59	0.27
70—72	1	605,830.15	0.29
82—84	1	440,940.20	0.21
Total	302	$207,968,603.05	100.00%
CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	1	$649,964.00	0.31%
26—30	2	1,166,000.00	0.56
36—40	3	2,902,000.00	1.40
41—45	5	3,732,421.78	1.79
46—50	10	6,703,562.68	3.22
51—55	15	12,782,632.55	6.15
56—60	14	14,485,070.76	6.97
61—65	14	11,795,785.57	5.67
66—70	23	17,042,351.91	8.19
71—75	38	26,589,017.93	12.79
76—80	177	110,119,795.87	52.95
Total	302	$207,968,603.05	100.00%
ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	1	$649,964.00	0.31%
26—30	2	1,166,000.00	0.56
36—40	3	2,902,000.00	1.40
41—45	3	2,964,421.78	1.43
46—50	9	6,311,761.12	3.03
51—55	12	9,589,051.65	4.61
56—60	12	13,446,269.29	6.47
61—65	16	14,378,495.96	6.91
66—70	24	17,370,355.48	8.35
71—75	36	25,508,969.15	12.27
76—80	184	113,681,314.62	54.66
Total	302	$207,968,603.05	100.00%
FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
580—599	1	$607,500.00	0.29%
600—619	4	2,216,993.77	1.07
620—639	4	2,014,515.35	0.97
640—659	10	8,629,038.89	4.15
660—679	9	5,463,464.65	2.63
680—699	18	14,324,787.19	6.89
700—719	21	17,350,511.92	8.34
720—739	62	41,711,509.96	20.06
740—759	51	34,616,379.62	16.65
760—779	65	41,818,311.96	20.11
780—799	44	30,260,489.74	14.55
800 >=	13	8,955,100.00	4.31
Total	302	$207,968,603.05	100.00%
DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	6	$3,255,492.84	1.57%
Reduced	296	204,713,110.21	98.43
Total	302	$207,968,603.05	100.00%
OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Owner Occupied	283	$192,717,646.47	92.67%
Second Home	19	15,250,956.58	7.33
Total	302	$207,968,603.05	100.00%
PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	7	$4,652,750.00	2.24%
Condo	37	23,059,367.09	11.09
Co-op	8	5,590,487.95	2.69
PUD	72	49,958,928.16	24.02
Single Family	177	124,306,625.88	59.77
Townhouse	1	400,443.97	0.19
Total	302	$207,968,603.05	100.00%
PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	139	$93,866,331.44	45.13%
Refi—Cash Out	101	70,788,994.56	34.04
Refi—No Cash Out	62	43,313,277.05	20.83
Total	302	$207,968,603.05	100.00%
PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	293	$200,713,412.76	96.51%
12	2	842,586.18	0.41
36	7	6,412,604.11	3.08
Total	302	$207,968,603.05	100.00%
STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	8	$6,026,625.76	2.90%
CA	225	148,329,118.74	71.32
CO	3	1,962,370.55	0.94
CT	6	4,685,761.50	2.25
DC	1	1,250,000.00	0.60
FL	5	3,198,602.93	1.54
GA	2	1,440,443.97	0.69
IL	5	4,504,315.30	2.17
MA	3	1,855,000.00	0.89
MD	1	2,760,000.00	1.33
MI	1	610,000.00	0.29
NH	1	504,000.00	0.24
NJ	5	2,954,412.28	1.42
NV	4	4,774,725.97	2.30
NY	18	13,886,652.00	6.68
OR	2	920,475.46	0.44
SC	1	1,500,000.00	0.72
TX	4	2,467,400.00	1.19
VA	1	688,000.00	0.33
WA	5	3,075,698.59	1.48
WI	1	575,000.00	0.28
Total	302	$207,968,603.05	100.00%
BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	302	$207,968,603.05	100.00%
Total	302	$207,968,603.05	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 0.00%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	302	$207,968,603.05	100.00%
Total	302	$207,968,603.05	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 0.00%.